Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MyECheck, Inc. (“MYECHECK”) on Form 10-Q for the quarter ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward R. Starrs, President and Chief Executive Officer of MYECHECK, and I, Bruce M. Smith, Chief Financial Officer of MYECHECK, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations MYECHECK.

/s/ EDWARD R. STARRS

Edward R. Starrs

President and Chief Executive Officer

Date: November 14, 2014

/s/ BRUCE M. SMITH

Bruce M. Smith

Chief Financial Officer

Date: November 14, 2014

A signed original of this written statement required by Section 906 has been provided to MyECheck, Inc. and will be retained by MyECheck, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.